SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – October 31, 2016

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950-2546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Pricing for Cash Tender Offer

On October 31, 2016, Honeywell International Inc. (the “Company”) announced it had priced its tender offer (the “Offer”) to purchase for cash any and all of its outstanding 5.30% Senior Notes due 2017, 5.30% Senior Notes due 2018 and 5.00% Senior Notes due 2019 (collectively, the “Notes”). The Offer was made pursuant to an offer to purchase dated October 24, 2016 and related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the Offer. A copy of the press release announcing the pricing for the Offer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Results of Cash Tender Offer

 On October 31, 2016, the Company issued a press release announcing the final results of the Offer. A copy of the press release announcing this event is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemption of Outstanding Notes

On November 1, 2016, the Company issued a press release announcing that it is exercising its option to redeem the entire remaining outstanding principal amount of Notes. A copy of the press release announcing this event is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of Honeywell International Inc. dated October 31, 2016 (Pricing)

Exhibit 99.2	Press Release of Honeywell International Inc. dated October 31, 2016 (Results)

Exhibit 99.3	Press Release of Honeywell International Inc. dated November 1, 2016 (Redemption)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.
Date: November 1, 2016
By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Honeywell International Inc. dated October 31, 2016 (Pricing)

Exhibit 99.2	Press Release of Honeywell International Inc. dated October 31, 2016 (Results)

Exhibit 99.3	Press Release of Honeywell International Inc. dated November 1, 2016 (Redemption)